Exhibit 99.4

PRO FORMA FINANCIAL INFORMATION

On November 8, 2013, Inventure Foods, Inc. (“Inventure Foods” or “the Company”) completed an acquisition of Fresh Frozen Foods, LLC (“Fresh Frozen).  Pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of November 8, 2013, by and among the Company, FFF Acquisition Sub, Inc., a wholly owned subsidiary of the Company (“Acquisition Sub”), Fresh Frozen, and Fresh Frozen’s members, Acquisition Sub acquired substantially all of the assets, properties and rights of Fresh Frozen (the “Acquisition”).

Headquartered in Georgia, Fresh Frozen is a family-owned, full-service processor and supplier of more than 60 varieties of frozen vegetables and fruits to retail outlets. The Acquisition will allow both companies to leverage each other’s sales organizations, distribution channels, and products. Additionally, the Company will now have year-round freezing operations and be able to freeze blueberries and other fruits in a new region of the country.

The following unaudited pro forma combined balance sheet as of September 28, 2013 and the unaudited pro forma combined statements of income for the nine months ended September 28, 2013 and the year ended December 29, 2012 are based on the historical financial statements of Inventure Foods, after giving effect to the Acquisition using the acquisition method of accounting and net borrowings of approximately $41,400,000 under our financing facilities (the “Borrowings”). For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.

The unaudited pro forma combined balance sheet as of September 28, 2013 is presented as if the Acquisition and the Borrowings occurred on September 28, 2013. The unaudited pro forma combined statements of income for the nine months ended September 28, 2013 and for the year ended December 29, 2012 are presented as if the Acquisition and the Borrowings had taken place on January 1, 2012. For additional information, see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma combined financial statements was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with Inventure Food’s historical consolidated financial statements for the year ended December 29, 2012 included in our Annual Report on Form 10-K for the year ended December 29, 2012 and our historical unaudited consolidated financial statements as of and for the nine months ended September 28, 2013 included in our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013, as well as Fresh Frozen’s financial statements for the year ended December 31, 2012 included in Exhibit 99.2 to this Form 8-K/A and the unaudited financial statements as of and for the nine months ended September 30, 2013 included in Exhibit 99.3 to this Form 8-K/A.

INVENTURE FOODS, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA BALANCE SHEET

(UNAUDITED)

AS OF SEPTEMBER 28, 2013

	(1)	(2)
	Inventure Foods, Inc.	Fresh Frozen Foods, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$819	$559	$(559)	(A)	$819
Accounts receivable, net	22,228	2,523	—		24,751
Inventories	41,505	7,648	—		49,153
Deferred income tax asset	848	—	235	(B)	1,083
Other current assets	1,072	74	—		1,146
Total current assets	66,472	10,804	(324)		76,952

Property and equipment, net	40,419	7,153	1,271	(C)	48,843
Goodwill	14,763	2,439	5,862	(D)	23,064
Trademarks and other intangibles, net	5,862	—	19,962	(C)	25,824
Other assets	948	—	540	(E)	1,488
Total assets	$128,464	$20,396	$27,311		$176,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,733	$5,628	$—		$18,361
Accrued liabilities	17,424	495	—		17,919
Current portion of long-term debt	2,785	3,071	268	(F)	6,124
Total current liabilities	32,942	9,194	268		42,404

Long-term debt, less current portion	14,013	9,847	38,243	(F)	62,103
Line of credit	17,380	—	(11,595)	(G)(E)(H)	5,785
Deferred income tax liability	4,019	—	—		4,019
Interest rate swaps	577	—	—		577
Other liabilities	2,849	—	2,652	(I)	5,501
Total liabilities	71,780	19,041	29,568		120,389

Shareholders’ equity:
Common stock	198	—	—		198
Additional paid-in capital	30,516	(11,784)	11,784	(J)	30,516
Accumulated other comprehensive loss	(262)	—	—		(262)
Retained earnings	26,703	13,139	(14,041)	(J)(H)	25,801
	57,155	1,355	(2,257)		56,253
Less : treasury stock	(471)	—	—		(471)
Total shareholders’ equity	56,684	1,355	(2,257)		55,782
Total liabilities and shareholders’ equity	$128,464	$20,396	$27,311		$176,171

(1)               As reported in Inventure Food’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013 filed with the Securities and Exchange Commission (“SEC”) on November 5, 2013.

(2)               Derived from the financial statements included in Exhibit 99.3 to this Form 8-K/A.

See accompanying notes to unaudited pro forma combined financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2013

		(2)
	(1) Inventure Foods, Inc.	Willamette Valley Fruit Company, LLC	(3) Fresh Frozen Foods, LLC	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$156,728	$6,949	$42,198	$(518)	(K)	$205,357
Cost of revenues	128,711	6,084	34,807	(321)	(K)(L)	169,281
Gross profit	28,017	865	7,391	(197)		36,076
Operating expenses:
Selling, general and administrative expenses	20,241	667	3,681	536	(L)(M)(P)	25,125
Operating income	7,776	198	3,710	(733)		10,951
Non-operating (income) expense:
Interest expense, net	641	—	1,057	(242)	(N)	1,456
Income before income tax expense	7,135	198	2,653	(491)		9,495
Income tax expense	2,524	74	—	800	(O)	3,398
Net income	$4,611	$124	$2,653	$(1,291)		$6,097

Earnings per common share:
Basic	$0.24					$0.32
Diluted	$0.23					$0.31

Weighted average number of common shares:
Basic	19,329					19,329
Diluted	19,746					19,746

(1)               As reported in Inventure Food’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013 filed with the SEC on November 5, 2013.

(2)               Derived from the unaudited year-to-date May 28, 2013 results of the acquired business of Willamette Valley Fruit Company, LLC, (“Willamette”) prior to acquisition by Inventure Foods, Inc., as reported in Inventure Food’s Form 8-K filed with the SEC on June 3, 2013.

(3)               Derived from the financial statements included in Exhibit 99.3 to this Form 8-K/A.

See accompanying notes to unaudited pro forma combined financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 29, 2012

		(2)
	(1) Inventure Foods, Inc.	Willamette Valley Fruit Company, LLC	(3) Fresh Frozen Foods, LLC	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$185,179	$17,719	$56,351	$(1,459)	(K)	$257,790
Cost of revenues	148,287	14,109	46,014	(989)	(K)(L)	207,421
Gross profit	36,892	3,610	10,337	(470)		50,369
Operating expenses:
Selling, general and administrative expenses	25,548	2,312	5,367	1,196	(L)(M)	34,423
Operating income	11,344	1,298	4,970	(1,666)		15,946
Non-operating (income) expense:
Gain on sale of DSD business	(1,101)	—	—	—		(1,101)
Interest expense, net	764	(7)	1,290	(6)	(N)	2,041
Income before income tax expense	11,681	1,305	3,680	(1,660)		15,006
Income tax expense	4,233	483	—	748	(O)	5,464
Net income	$7,448	$822	$3,680	$(2,408)		$9,542

Earnings per common share:
Basic	$0.40					$0.51
Diluted	$0.38					$0.49

Weighted average number of common shares:
Basic	18,821					18,821
Diluted	19,574					19,574

(1)               As reported in Inventure Food’s Annual Report on Form 10-K for the annual period ended December 29, 2012 filed with the SEC on March 13, 2013.

(2)               Derived from the unaudited year-to-date December 31, 2012 results of Willamette prior to acquisition by Inventure Foods, as reported in Inventure Food’s Form 8-K filed with the SEC on June 3, 2013.

(3)               Derived from the financial statements included in Exhibit 99.2 to this Form 8-K/A.

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

1. Basis of Pro Forma Presentation

On November 8, 2013 (the “Effective Date”), FFF Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and wholly owned subsidiary of Inventure Foods, Inc. (the “Company”), acquired (the “Acquisition”) substantially all of the assets, properties and rights of Fresh Frozen, LLC, a Georgia limited liability company (“Fresh Frozen”), a branded frozen vegetable processor, pursuant to an Asset Purchase Agreement, dated as of November 8, 2013, by and among the Company, Acquisition Sub, Fresh Frozen and Fresh Frozen’s members (the “Purchase Agreement”).

In accordance with the Purchase Agreement, Acquisition Sub acquired substantially all of the assets, properties and rights of Fresh Frozen, including, without limitation, Fresh Frozen’s frozen food processing equipment assets, certain real property located in Jefferson, Georgia and Thomasville, Georgia, and other intellectual property, accounts receivable and inventory rights.  As consideration for the acquisition, Acquisition Sub assumed certain liabilities and obligations of Fresh Frozen and paid an aggregate amount of $38,375,000 in cash plus a preliminary working capital adjustment of $401,000.  A portion of the proceeds was used to settle Fresh Frozen’s existing debt as of the Effective Date.  Additional proceeds are being held in escrow to secure post-closing purchase price adjustments and indemnity claims.  An additional amount of up to $3.0 million is payable to Fresh Frozen in the form of an earn-out based on 2014 performance. The contingent payment, if any, will be paid during the first quarter of 2015.  Acquisition Sub assumed certain liabilities of Fresh Frozen relating to existing business contracts and leases, and accounts payable and accrued liabilities included on Fresh Frozen’s balance sheet as of the Effective Date.  The acquisition was funded with a senior syndicated credit facility led by U.S. Bank National Association, which also closed on November 8, 2013.

2. Preliminary Purchase Price Allocation

The unaudited pro forma consolidated financial statements have been prepared to give effect to the Acquisition, which was accounted for under the acquisition method of accounting.  The aggregate amount of the consideration paid by the Company was approximately $38.8 million in cash. Under the acquisition method of accounting, the total estimated purchase price is allocated to Fresh Frozen’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of November 8, 2013, the effective date of the acquisition.

The following table summarizes the purchase price and estimated fair value of assets acquired and liabilities assumed at the date of acquisition (in thousands):

Purchase price paid as:
Cash		$38,375
Net working capital adjustment		401
Contingent consideration		2,653
Total purchase price		41,429

Fair value of net assets acquired:
Current assets	$10,774
Property and equipment	8,424
Deferred tax assets	235
Identifiable intangible assets:
Trade name	9,475
Customer relationships	10,487
Current liabilities	(6,252)
Long-term capital lease obligation	(15)
Total fair value of net assets acquired		33,128

Excess purchase price over fair value of net assets acquired (“goodwill”)		$8,301

The above allocation will remain preliminary until the Company has all of the information necessary to finalize the allocation of the purchase price.

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

(continued)

Identified intangible assets of $19,962,000 consist of customer relationships and trade name.  The customer relationships are amortized using the straight-line method over the estimated useful life of twelve years.  We believe the acquired trade name has the continued ability to generate cash flows indefinitely, and therefore the trade name has been determined to have an indefinite life.

Goodwill of $8,301,000 represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from Fresh Frozen. In accordance with current accounting standards, the goodwill is not amortized and will be tested for impairment annually in the fourth quarter of our fiscal year.

3.  Borrowings

Debt and Equity Financing Arrangements

In connection with the Acquisition, we entered into a new $60.0 million senior secured term loan and a new $30.0 million senior secured revolving line of credit with a syndicate of lenders led by U.S. Bank National Association (“US Bank”), pursuant to a Credit Agreement, a Security Agreement and certain other customary ancillary agreements (the “Senior Credit Facility”).  As of November 8, 2013, the Company’s obligations under the Senior Credit Facility totaled $64.9 million, $60.0 million of which was borrowed under the senior secured term loan and $4.9 million of which was borrowed under the senior secured revolving line of credit.  All obligations under the Senior Credit Facility mature on November 8, 2018.  The senior secured term loan will be repaid in quarterly installments throughout the term of the Senior Credit Facility.

The Senior Credit Facility was used to (a) fund the acquisition of substantially all of the assets, properties and rights of Fresh Frozen, and (b) repay the Company’s two existing equipment term loans totaling $8.4 million as of November 8, 2013, and the Company’s existing revolving line of credit totaling $17.6 million as of November 8, 2013, all of which repaid loans were made pursuant to the Loan and Security Agreement the Company entered into with U.S. Bank on March 22, 2013 (the “LSA”).  Two term loans totaling $8.4 million as of November 8, 2013, remain outstanding under the LSA.  See Item 2.03 on our Form 8-K filed on March 28, 2013, for additional information regarding the LSA.  To facilitate the Senior Credit Facility, the Company and its wholly owned subsidiaries entered into a Letter Amendment Agreement dated as of November 8, 2013 with U.S. Bank National Association (the “Letter Amendment”).  The Letter Amendment reconciled the terms of Senior Credit Facility with the terms of the LSA and that certain Loan Agreement (Term Loan), dated as of November 30, 2006, by and between the Company’s wholly owned subsidiary, La Cometa Properties, Inc., and U.S. Bank.

The Senior Credit Facility bears interest at the 30-day LIBOR rate plus a floating rate of interest which is set quarterly between the range of 1.375% to 2.25% depending on our financial performance.  The agreements governing the Senior Credit Facility are subject to certain customary limitations, including, among others: limitation on liens; limitation on mergers; consolidations and sales of assets; limitation on debt; limitation on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitation on investments (including loans and advances) and acquisitions; limitation on transactions with affiliates; and limitation on annual capital expenditures.  We are also subject to financial covenants, which include a maximum leverage ratio of 3.5 to 1.0 through September 27, 2014 and 3.25 to 1.0 thereafter, and a minimum fixed charge coverage ratio of 1.20 to 1.0. The Senior Credit Facility is secured by substantially all present and future assets and properties of the Company.

As is customary in such financings, U.S. Bank, on behalf of the syndicate of lenders, may terminate the syndicate’s commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default (as defined in the Senior Credit Facility) subject, in certain instances, to the expiration of an applicable cure period.

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

(continued)

4.  Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the Acquisition was completed on September 28, 2013 for balance sheet purposes and on January 1, 2012 for statement of income purposes and reflect the following pro forma adjustments:

(A)       To reflect the elimination of cash not acquired.

(B)       To record the deferred tax asset associated with the acquisition of Fresh Frozen.

(C)       To record the adjustment to the fair value of property and equipment and identifiable intangible assets acquired.

(D)       To eliminate Fresh Frozen’s historical goodwill and record the goodwill resulting from the Acquisition.

(E)        To record deferred financing fees of $540,000.

(F)         To eliminate Fresh Frozen’s historical debt that was not acquired and to record the new Senior Credit Facility.

(G)       To record the net payments to the senior secured revolving line of credit upon inception of the Senior Credit Facility.

(H)      To record the related transaction costs totaling $902,000.

(I)           To record fair market value of estimated contingent consideration in the form of an earn-out if certain performance thresholds are met during the 12-month period ending December 27, 2014.

(J)           To eliminate Fresh Frozen’s historical members’ equity account.

(K)      To eliminate intercompany sales and cost of goods sold between Willamette and Rader Farms, Inc.

(L)        To eliminate historical depreciation and record the depreciation of property and equipment acquired in the acquisition:

	Nine Months
	Ended	Year Ended
	September 28, 2013	December 29, 2012
Elimination of Willamette’s historical depreciation	(73)	(202)
Depreciation of property and equipment acquired in the Willamette acquisition	125	300
Elimination of Fresh Frozen’s historical depreciation	(396)	(497)
Depreciation of property and equipment acquired in the Fresh Frozen Acquisition	422	562

(M)    To record amortization of finite-lived intangible assets acquired in the acquisition:

	Nine Months
	Ended	Year Ended
	September 28, 2013	December 29, 2012
Amortization of Willamette’s customer relationship	133	320
Amortization of Fresh Frozen’s customer relationship	655	874

(N)       To eliminate Fresh Frozen’s historical interest expense and record the interest expense and the amortization of the deferred financing fees incurred to finance the Acquisition.  The interest expense is calculated based on a current weighted average interest rate of 2.3%, resulting from the borrowings under our financing facilities to fund the purchase price.

(O)       To reflect the income tax effect of the pro forma adjustments using an effective tax rate of 37%, the statutory rates in effect during the periods presented.

(P)         To eliminate acquisition costs of $254,000 incurred during the acquisition of Willamette, which are included in the results of Inventure Foods for periods presented.